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                                                                     EXHIBIT 2.2


                                 FIRST AMENDMENT
                           TO ASSET PURCHASE AGREEMENT


         THIS FIRST AMENDMENT (this "Amendment"), dated as of February 28, 2002, is made and entered into by and among AGCO CORPORATION, a Delaware corporation (the "Buyer"), CATERPILLAR INC., a Delaware corporation ("Caterpillar"), and CATERPILLAR AGRICULTURAL PRODUCTS INC., a Delaware corporation and wholly-owned subsidiary of Caterpillar (the "Company").

         WHEREAS, the Parties hereto are parties to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of December 16, 2001, whereby the Buyer agreed, among other things, to purchase from Caterpillar and the Company certain of the assets used or held for use by the Company in the conduct of the Business; and

         WHEREAS, the Parties to the Asset Purchase Agreement desire to amend certain provisions of the Asset Purchase Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the respective agreements contained in this Amendment, and intending to be legally bound hereby, the Parties hereby agree as follows:

         1. Section 7.12(a) of the Asset Purchase Agreement is hereby amended by deleting the first sentence of such Section in its entirety and replacing the same with the following:

                  "The Buyer agrees to file with the SEC, no later than ten (10) days after the receipt of audited financial statements pursuant to Section 7.17, a registration statement (the "Registration Statement") under the Securities Act with respect to the resale or distribution of the Shares by the Company and/or an Affiliate."

         2. Section 7.14(a) of the Asset Purchase Agreement is hereby amended by deleting such Section in its entirety and replacing the same with the foregoing:

                  "(a) If the MT 700 product line has not been released for production and shipment by April 1, 2002, and such product line remains unreleased for a period of thirty (30) days thereafter, either Caterpillar or the Company shall pay the Buyer $100,000 for each week after April 1, 2002 until the MT 700 product line is released for production."

         3. Section 7.14(b) of the Asset Purchase Agreement is hereby amended by deleting the words "production by" with the words "production and shipment by".

         4. All terms which are capitalized herein, but which are not defined herein, shall have the meanings ascribed to them in the Asset Purchase Agreement.

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         5.       All provisions of the Asset Purchase Agreement which have not been amended by this Amendment shall remain in full force and effect. Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Asset Purchase Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

         6. Article XI of the Agreement shall apply to this Amendment as if set forth in its entirety.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed effective as of the day and year first above written.

                                   AGCO CORPORATION


                                   /s/ Stephen D. Lupton
                                   --------------------------------------------
                                   Name:   Stephen D. Lupton
                                           ------------------------------------
                                   Office: Sr. Vice President & General Counsel
                                           ------------------------------------




                                   CATERPILLAR INC.

                                   /s/ Robert R. Macier
                                       ----------------------------------------
                                   Name:   Robert R. Macier
                                           ------------------------------------
                                   Office: Vice President
                                           ------------------------------------



                                   CATERPILLAR AGRICULTURAL PRODUCTS INC.

                                   /s/ Henry T. Ames
                                   --------------------------------------------
                                   Name:   Henry T. Ames
                                           ------------------------------------
                                   Office: Secretary
                                           ------------------------------------